Exhibit 7


                               WARRANT CERTIFICATE
                               -------------------

                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK
                     DUPONT DIRECT FINANACIAL HOLDINGS, INC.

W-2                                                             550,000 Warrants
Warrant Certificate number

This Warrant Certificate certifies that the investor listed on the signature page attached hereto or registered assignee (the "Holder"), is the owner of Five Hundred Fifty Thousand (550,000) Warrants (subject to adjustment as provided herein), each of which represents the right to subscribe for and purchase from DuPont Direct Financial Holdings, Inc., a Georgia corporation (the "Company"), one share of the common stock, par value $0.01 per share, of the Company (the common stock, including any stock into which it may be changed, reclassified or converted, is herein referred to as the "Common Stock") at the purchase price (the "Exercise Price") of $0.8864 per share (subject to adjustment as provided herein). This Warrant Certificate represents Warrants issued pursuant to a series of Warrant Purchase Agreements dated as of march 22, 2001, between the Company and the investor identified on each signature page attached thereto covering in the aggregate Warrants exercisable for 1,100,000 shares of Common Stock (the "Warrant Purchase Agreement").

THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO CERTAIN RESTRICTIONS, CONTAINED IN PARAGRAPHS 5 AND 6 HEREOF, WITH RESPECT TO THEIR TRANSFER.

The Warrants represented by this Warrant Certificate are subject to the following provisions, terms and conditions:

         1.       EXERCISE OF WARRANTS.
                  --------------------

         A. The Warrants may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by surrender of this Warrant Certificate at the principal office of the Company at 42 Broadway, Suite 1100-26, New York, NY 10004 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such
Holder appearing on the books of the Company), with the appropriate form attached hereto duly exercised, at any time within the period beginning on the date described in Section1B hereof and expiring at 5:00PM on the "Expiration Date" (defined below) (the "Exercise Period") and by payment to the Company by certified check or bank draft of the purchase price for such shares. The Company agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which the Warrant Certificate shall have been surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased, together with any cash for fractional shares of Common Stock paid pursuant to Section 2E, shall be delivered to the Holder promptly and in no event later than ten (10) days after the Warrants shall have been so exercised, and, unless the Warrants have expired, a new Warrant Certificate representing the number of Warrants represented by the surrendered Warrant Certificate, if any, that shall not have been exercised shall also be delivered to the Holder within such time.


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

         B.  The  Warrants  will  be   exercisable   subject  to  the  following
limitations:

              (1) One-third of the Warrants held by Investor will be exercisable only after the ninetieth (90th) day following the date (the "Effective Date") on which the Securities and Exchange Commission ("SEC") declares the first registration statement provided for in Section 6 of the Warrant Purchase Agreement to be effective.

              (2) An additional one-third of the Warrants held by Investor will be exercisable only after the one hundred eightieth (180th) day following the Effective Date; and

              (3) The final one-third of the Warrants held by Investor will be exercisable only after the two hundred seventieth (270th) day following the Effective Date.

         Each exercise of the Warrants shall be contingent upon the Holder, or its successors, having previously exercised the Warrants to the fullest extent permitted. The foregoing notwithstanding, the Company shall have the right to extend (but not accelerate), from time to time, in whole or in part, the dates on which, and the extent to which, the Warrants are exercisable. Such extensions shall be set forth in one or more written notices delivered to Investor not less than thirty (30) days prior to any date on which exercise would be permitted, as then in effect. The foregoing notwithstanding, provided that Investor has fully exercised all Warrants theretofore exercisable, Investor may exercise the Warrants to the extent not therefore exercised, on an after June 30, 2002. In any event, unless otherwise agreed in writing by the Company, the Warrants will expire at 5:00pm New York City Time on December 31, 2003 (the "Expiration Date").

         2.       ADJUSTMENTS.
                  -----------

         A. Adjustments. The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

              (1) Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In case the Company shall (i) pay a dividend with respect to its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of any class of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation) (any one of which actions is herein referred to as an "Adjustment Event"), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock under this Warrant Certificate) that such Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 2A(1) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

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

              (2) Distributions of Subscription Rights or Convertible Securities. In case the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock of rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in Section 2A(5) below), then in each case the number of shares of Common Stock purchasable after such record date upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such record date by a fraction, the numerator of which shall be the then Current Market Value (as defined in Section 2A(3) below) of one share of Common Stock on the record date for such distribution and the denominator of which shall be the then Current Market Value of one share of Common Stock on the record date for such distribution less the then fair value (as determined by the Independent Financial Expert (as defined in Section 2A(3) below), of such subscription rights, options or warrants, or of such convertible or exchangeable securities distributed with respect to one such share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

              (3) Current Market Value.

                (i) For the purpose of any computation under this Section 2, the Current Market Value of one share of Common Stock or of any other security (herein collectively referred to as a "security") at the date herein specified shall be (1) if the Company does not have a class of equity securities registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the value of the security (a) determined in good faith in the most recently completed arms-length transaction between the Company and a third party who is not an affiliate of the Company in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six months preceding such date, provided that the Board of Directors of the Company shall in good faith determine that any such value represents a reasonable estimate of the fair value of a share of Common Stock as of such date, (b) if no such transaction shall have occurred on such date or within such six-month period, most recently determined as of a date within the six months preceding such date by an Independent Financial Expert (in the event of more than one such determination, the determination for the later date shall be used) or (c) if no such determination shall have been made within such six month period, determined as of such date by an Independent Financial Expert, or (2) if the Company does have a class of equity securities registered under the Exchange Act, deemed to be the average of the daily market prices of the security for five trading days before such date or, if the Company has had a class of equity securities registered under the Exchange Act for less than five trading days before such date, then the average of the daily market prices for all of the trading days before such date for which daily market prices are available. For purposes of this Section 2 an affiliate of a person shall mean any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For purposes of this definition, control means the power to direct the management and policies of a person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

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

                (ii) The market price for each such business day shall be: (A) in the case of a security listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any security exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than five days prior to the date in question) for which prices have been so reported, and (D) if there are no bid and asked prices reported during the five days prior to the date in question, the Current Market Value of the security shall be determined as if the Company did not have a class of equity securities registered under the Exchange Act.

                (iii) For purposes of this Section 2A(3), an Independent Financial Expert shall mean a nationally recognized investment banking firm (i) which does not (and whose directors, officers, employees and affiliates do not), have a direct or indirect financial interest in the Company (other than the beneficial ownership, directly or indirectly, of less than three percent of the outstanding shares of capital stock of the Company), (ii) which has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of whose directors, officers, employees or affiliates is) a promoter, director or officer of the Company or any of its affiliates or an underwriter with respect to any of the Company's securities, (iii) which does not provide any advice or opinions to the Company except as an Independent Financial Expert and (iv) which is mutually agreeable to the Company and the holders of a majority of the Warrants. If the Company and the holders of a majority of the Warrants do not promptly agree as to the Independent Financial Expert, each shall appoint one investment banking firm and the two firms so appointed shall select the Independent Financial Expert to be employed by the Company. An Independent Financial Expert may be compensated by the Company for opinions or services it provides as an Independent Financial Expert. In making its determination of the value of the Common Stock, the Independent Financial Expert shall use one or more valuation methods that the Independent Financial Expert, in its best professional judgment, determines to be most appropriate. After the Independent Financial Expert has made its determination, the Company shall cause the Independent Financial Expert to prepare a report (a "Value Report") stating the methods of valuation considered or used and the value of the Common Stock or other security it values and containing a statement as to the nature and scope of the examination made. Such Value Report shall accompany any Adjustment Notice (as defined in Section 2B) sent by the Company to the Holder pursuant to Section 2B; provided, that the adjustment to the Exercise Price that is the subject of such Adjustment Notice requires the services of an Independent Financial Expert.

              (4) Adjustment of Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Sections 2A(1) and 2A(2), the Exercise Price for each share of Common Stock payable upon exercise of each Warrant shall be adjusted by multiplying such


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

Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

              (5) Issuance of Common Stock to Stockholders of Less Than Current Market Value.

                (i) In the event that the Company sells and issues to a stockholder of the Company or to any "affiliate" of such stockholder shares of any Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in Sections 2A(1) and 2A(2) above, (ii) the Warrants and any shares of Common Stock issuable upon exercise thereof, (iii) shares of Common Stock or other securities, or options or rights in respect thereof, issued to full-time employees of the Company or its subsidiaries in the ordinary course of business as compensation for services rendered or to be rendered or as part of an employee incentive program, and (iv) shares of common stock or other securities issued upon exercise, conversion or exchange of rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in Sections 2A(1) and 2A(2) above or in a transaction with respect to which no adjustment was required pursuant to this Section 2A (but including shares, rights, options, warrants or convertible or exchangeable securities issued as consideration in any merger, consolidation or other business combination)) at a price per share of Common Stock (determined, in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (X) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities (which amount may be zero if such rights, options, warrants or convertible or exchangeable securities are issued without consideration), plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (Y) the total number of shares of Common Stock covered by such rights, opinions, warrants or convertible or exchangeable securities) that is lower than the then Current Market Value per share of such Common Stock (as determined by the Independent Financial Expert in accordance with Section 2A(3) above) in effect immediately prior to such sale and issuance, then the Exercise Price shall be adjusted (calculated to the nearest $0.01) so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such Current Market Value per share, and the denominator of which shall be (ii) the total number of shares of Common Stock outstanding (determined as provided below) immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made.

                (ii) Upon the occurrence of a sale and issuance described in the preceding paragraph, the number of shares of Common Stock purchasable under the exercise of this Warrant shall be that number determined by multiplying the number of shares of Common Stock issuable upon exercise immediately prior to such adjustment by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price as so adjusted.

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

                (iii) For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities (which consideration may be zero if such rights, options, warrants or convertible or exchangeable securities are issued without consideration), plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of any Common Stock covered thereby. In case the Company shall sell and issue, in a transaction to which this Section 2A(5) applies, shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for consideration consisting, in whole or in part, of property other than cash or its equivalent, then determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this Section 2A(5), the Board of Directors of the Company shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit. There shall be no adjustment of the Exercise Price pursuant to this Section 2A(5) if the amount of such adjustment shall be less than $0.01 per share of Common Stock; provided, however, that any adjustments which by reason of this provision are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

              (6) Expiration of Rights, Options and Conversion Privileges. Upon the expiration without being exercised of any rights, options, warrants or conversion or exchange privileges for which an adjustment has been made pursuant to this Warrant, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not be required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of such Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, that no such readjustment shall have the effect of increasing the Exercise Price by an amount, or decreasing the number of shares purchasable upon exercise of each Warrant by a number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

              (7) De Minimis Adjustments. Except as provided in Section 2A(5) with reference to adjustments required by such Section 2A(5), no adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decease of at least 1.0 percent in the number of shares of Common Stock purchasable upon an exercise of each Warrant; provided, however, that any adjustments which by reason of this
Section 2A(7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share.

              (8) Duty to Make Fair Adjustments in Certain Cases. If any event occurs as to which in the opinion of the Board of Directors the other provisions

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of this Section 2A are not strictly  applicable or if strictly  applicable would not fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

              (9) Adjustment for Asset Distributions. If the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock of evidence of indebtedness of the Company or other assets (other than ordinary cash dividends not in excess of the retained earnings of the Company determined by the application of generally accepted accounting principles), then the Exercise Price for each share of Common Stock payable upon exercise of each Warrant shall be reduced by the then fair value (as determined by the Independent Financial Expert (as defined in Section 2A(3) above)) of the indebtedness or other assets distributed in respect of one such share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

         B. Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly notify the Holder in writing (such writing referred to as an "Adjustment Notice") of such adjustment or adjustments and shall deliver to such Holder a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) or of the Independent Financial Expert, if any, which makes a determination of Current Market Value with respect to any such adjustment setting forth the number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         C. Statement on Warrant Certificates. The form of this Warrant Certificate need not be changed because of any change in the Exercise Price or in the number of kind of shares purchasable upon the exercise of a Warrant and any Warrant Exercise Price and the same number and kind of shares as are stated in this Warrant Certificate. However, the Company may at the time in its sole discretion make any change in the form of the Warrant Certificate that it may deem appropriate and that does not affect the substance thereof and any Warrant Certificate thereafter issued, whether in exchange or substitution for any outstanding Warrant Certificate or otherwise, may be in the form so changed.

         D. Notice to Holder of Record Date, Dissolution, Liquidation or Winding Up. The Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder of such of the record date for any dividend, distribution or payment, in cash or in kind (including, without limitation, evidence of indebtedness and assets), with respect to shares of Common Stock at least 20 calendar days before any such date. In case at any time after the date hereof, there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder at such Holder's address as shown on the books of

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the Company, at the earliest  practicable time (and, in any event, not less than
20 calendar days before any date set for definitive action), notice of the date on which such dissolution, liquidation or winding up shall take place, as the case may be. The notices referred to above shall also specify the date as of which the holders of the shares of Common Stock of record or other securities underlying the Warrants shall be entitled to receive such dividend, ties, money or the property deliverable upon such dissolution, liquidation or winding up, as the case may be (the "Entitlement Date"). In the case of a distribution of evidence of indebtedness or assets (other than in dissolution, liquidation or winding up) which has the effect of reducing the Exercise Price to zero or less pursuant to Section 2A(9), if the Holder elects to exercise the Warrants in accordance with Section 1 and become a holder of the Common Stock on the
Entitlement   Date,  the  Holder  shall  thereafter   receive  the  evidence  of
indebtedness or assets distributed in respect of shares of Common Stock. In the case of any dissolution, liquidation or winding up of the Company, the Holder shall receive on the Entitlement Date the cash or other property, less the Exercise Price for the Warrants then in effect, that such Holder would have been entitled to receive had the Warrants been exercisable and exercised immediately prior to such dissolution, liquidation or winding up (or, if appropriate, record date therefor) and any right of a Holder to exercise the Warrants shall terminate.

         E. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of the Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this
Section 2E be issuable on the exercise of the Warrants (or specified proportion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then fair value of one share of Common Stock, as determined by the Board of Directors of the company in good faith, multiplied by such fraction computed to the nearest whole cent.

         3. RESERVATION AND AUTHORIZATION OF COMMON STOCK. The Company covenants and agrees (a) that all shares of Common Stock which may be issued upon the exercise of the Warrants represented by this Warrant Certified will, upon issuance, be validly issued, fully paid and nonassessable and free of all insurance or transfer taxes, liens and charges with respect to the issue thereof, (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the Warrants evidenced by this Warrant Certificate, sufficient shares of Common Stock to provide for the exercise of the Warrants represented by this Warrant Certificate, and (c) that the Company will take all such action as may be necessary to ensure that the shares of Common Stock issuable upon the exercise of the Warrants may be so issued without violation of any applicable law or regulation, or any requirements of any domestic securities exchange upon which any capital stock of the Company may be listed, provided, however, that nothing contained herein shall impose upon the Company any obligation to register the warrants evidenced by this Warrant Certificate of such Common Stock under applicable securities laws except as provided in the Investment Agreement. In the event that any securities of the Company other than the Common Stock are issuable upon exercise of the Warrants, the Company will take or refrain from taking any action referred to in clauses (a) through (c) of this Section 3 as though such clauses applied, mutatis mutandis to such other securities then issuable upon the exercise the Warrants.

         4. NO VOTING RIGHTS. This Warrant Certificate shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

         5. EXERCISE OR TRANSFER OF WARRANTS OR COMMON STOCK. The Holder of this Warrant Certificate agrees to be bound by the provisions contained in the Warrant Purchase Agreement with respect to the limitations, including limitations imposed for Securities Act compliance, on the transfer of the Warrants and the shares of Common Stock or other securities issuable upon exercise of the Warrants.

         6. WARRANTS TRANSFERABLE. Subject to the provision of Section 5, this Warrant Certificate and the Warrants it evidences are transferable, in whole or in part, without charge to the Holder, at the office or agency of the Company referred to in Section 1, by the Holder in person or by duly authorized attorney, upon surrender of this Warrant Certificate properly endorsed. Each taker and Holder of this Warrant Certificate, by taking or holding the same, consents and agrees that this Warrant Certificate, when endorsed in blank, shall be deemed negotiable, and that the Holder, when this Warrant Certificate shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant Certificate, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

         7. REGISTRATION RIGHTS. The Holder and certain successors of the Holder are entitled to the benefits of Section 6 of the Warrant Purchase Agreement (pertaining to registration rights), a copy of which is on file at the offices of the Company.

         8. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock or other securities issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of the Warrants.

         9. WARRANTS EXCHANGEABLE, LOSS, THEFT. This Warrant Certificate is exchangeable, upon the surrender hereof of any Holder at the office or agency of the Company referred to in Section 1, for new Warrant Certificates of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe and purchase such number of shares of Common Stock as shall be designed by said holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation, upon surrender or cancellation of this Warrant Certificate, the Company will issue to the holder hereof a new Warrant Certificate of like tenor, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

         10.      MERGERS, CONSOLIDATIONS, ETC.
                  -----------------------------

         A. Except as may otherwise be provided in Section 2A(5), if the Company shall merge or consolidate with another corporation, the holder of this Warrant shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such merger or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such merger or consolidation).

         B. In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than elimination or par value, a change in par value, or from par value to no par value, or as the result of a subdivision or combination of shares (which is provided for elsewhere herein), but including any reclassification of the shares of Common stock into two or more classes or series of shares) or in case of any merger or consolidation of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination which is provided for elsewhere herein), but including any reclassification of the shares of Common Stock, this Warrant shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable upon such reclassification, change, merger or consolidation by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, merger or consolidation
(assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such reclassification, change, merger or consolidation).

         11. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANTS. The rights and obligations of the Company, of the Holder, and of the holders of shares of Common Stock or other securities issued upon exercise of the Warrants, contained in Sections 5 and 7 of this Warrant Certificate shall survive the exercise of the Warrants.

         IN WITNESS WHEREOF, the Company has signed this Warrant Certificate by its duly authorized officer as of March _22_, 2001.

                                              DUPONT DIRECT FINANCIAL HOLDINGS,
                                               INC.


                                              By: ____________________________
                                                 Randy M. Strausberg, President.

     NAME AND ADDRESS OF REGISTERED HOLDER:

         CAPACITY UNLIMITED, INC.
         18848 S.E. Highway 212
         Clackamas, OR 97015
         Tel:  503-658-7993

         IRS ID Number: _____________

                             SUBSCRIPTION AGREEMENT

         Date: [date]

         TO:      DuPont Direct Financial Holdings, Inc.

         The undersigned, pursuant to the provisions set forth in the attached Warrant Certificate and the Warrant Purchase Agreement, hereby agrees to subscribe for and purchase [number] shares of the Common Stock covered by such Warrant Certificate, and tenders payment herewith in full thereof at the price per share provided by such Warrant Certificate.

                                            Holder:  ___________________________


                                            By:      ___________________________
                                                             Signature
                                            Print Name: ________________________
                                            Title:    __________________________
                                            Address: ___________________________

                               WARRANT ASSIGNMENT
                               ------------------

         FOR VALUE RECEIVED, the undersigned registered holder of the attached Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants that are evidenced by the Warrant Certificate that are not being assigned hereby) all of the right of the undersigned under the Warrant Certificate, with respect to the number of Warrants set forth below:


   ------------------------------- -------------------------- ------------------- --------------------
   Name of Assignee                Address of Assignee        Social Security     Number of Warrants
                                                              of other            Assigned
                                                              Identifying
                                                              Number of Assignee

   ------------------------------- -------------------------- ------------------- --------------------

   ------------------------------- -------------------------- ------------------- --------------------

   ------------------------------- -------------------------- ------------------- --------------------

   ------------------------------- -------------------------- ------------------- --------------------

and does hereby irrevocably constitute and appoint _______________________ to be the undersigned's attorney in fact to make such transfer on the books of DuPont Direct Financial Holdings, Inc. maintained for the purpose, with full power of substitution in the premises.

         Date: _________________________, 200_


                                            Holder:  ___________________________


                                            By:      ___________________________
                                                             Signature
                                            Print Name: ________________________
                                            Title:    __________________________
                                            Address: ___________________________



         NOTE: The signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a national bank or trust company or by a member of a national securities exchange.]